UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 3, 2021
Date of Report (date of earliest event reported)

Ekso Bionics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-37854		99-0367049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1201	Richmond	California	94804
(Address of Principal Executive Offices)			(Zip Code)
(510) 984-1761
Registrant's telephone number, including area code

Not Applicable
________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On March 3, 2021, the compensation committee (the “Compensation Committee”) of the board of directors of Ekso Bionics Holdings, Inc. (the “Company”) approved of bonus payout amounts for the Company’s named executive officers (“NEOs”) under the Company’s non-equity incentive award program for 2020. The payouts to the NEOs were made based on the Compensation Committee’s determination that 40% of bonus targets would be funded for applicable milestone achievement for 2020, with Jack Peurach therefore receiving $82,500 (based on an eligible bonus of up to 75% of his annual base salary), John Glenn receiving $55,000 (based on an eligible bonus of up to 50% of his annual base salary) and Jason Jones receiving $30,800 (based on an eligible bonus of up to 35% of his annual base salary). All compensation for the NEOs for the fiscal year ended December 31, 2020, including the compensation disclosed above, will be reported by the Company in the Summary Compensation Table in the Company’s proxy statement relating to the Company’s annual meeting of stockholders, expected to be filed with the SEC no later than April 30, 2021.

In addition, on March 3, 2020, the Compensation Committee granted the NEOs equity awards that allocated fifty percent (50%) of the intended value in the form of restricted stock units subject solely to time-based vesting (“RSUs”) and fifty percent (50%) as performance-based restricted stock units (“PSUs”), as follows:

NEO	Number of RSUs Granted	Number of PSUs Granted (assuming target threshold)
Jack Peurach	45,725	45,725
Jack Glenn	13,015	13,015
Jason Jones	12,270	12,270

The RSUs vest and will be paid out in three equal increments annually on each of the first three anniversaries of the grant date, subject to the grantee’s continued service to the Company.

The PSUs vest upon achievement of performance targets based on the Company’s annual operating plan revenue for the fiscal year ended December 31, 2021 as approved by the Company’s board of directors, with fifty percent (50%) of the award vesting when a minimum threshold of ninety percent (90%) of the revenue target is met, one hundred percent (100%) of the award vesting where the target threshold of one hundred percent (100%) of the revenue target is met, and one hundred fifty (150%) of the award vesting when a maximum threshold of one hundred twenty percent (120%) of the revenue target is met. The PSUs will vest linearly in proportion to the revenue target achieved between the minimum threshold and target and between the target and the maximum threshold. Following confirmation of achievement of any revenue targets and associated vesting by the Compensation Committee, any vested PSUs will be paid out in three equal increments annually, with the first payable upon such confirmation, and the remaining two payments made on the subsequent two anniversaries of the grant date, in each case subject to the grantee’s continued service to the Company. In connection with a change in control transaction that occurs prior to the Compensation Committee’s determination of revenue target achievement for the year ended December 31, 2021, any then-outstanding PSUs will become subject solely to time-based vesting on the same terms as the RSUs as if performance levels had been achieved at the target threshold (unless the Compensation Committee determines in its sole discretion to vest performance levels at a higher threshold based on Company performance as of such transaction).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.
By:    /s/ John F. Glenn
Name:    John F. Glenn
Title:    Chief Financial Officer

Dated: March 5, 2021